Exhibit 99.1
December 6, 2005
FOR IMMEDIATE RELEASE
La Petite Academy, Inc. to Hold Conference Call
First Quarter Fiscal Year 2006 Financial Results
CHICAGO, IL – Gary Graves, President and CEO of La Petite Academy announced today that he will host a conference call to discuss the company’s first quarter fiscal year 2006 operating results and to answer questions about the business. The call will take place at 2:00pm Eastern Standard Time on December 9, 2005.
Participants in the United States and Canada can access the conference call by calling 877-865-1905, using the access code 3262840, or internationally by calling 706-758-9741 and using the same access code 3262840. Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.
Following the call’s completion, an audio replay will be available by calling 800-642-1687 or 706-645-9291 and will remain open for a period of one week. An audio web replay will be available on the company’s website: www.lapetite.com as of Friday, December 16, 2005.
La Petite Academy is one of the nation’s largest privately-held educational child care companies with schools in 36 states and the District of Columbia. Headquartered in Chicago, La Petite Academy offers a range of educational and care programs for children of all ages: from infants to toddlers, two year olds to preschoolers, and kindergarten to school-age kids who come to La Petite Academy before and after school. The Company recently launched an unparalleled preschool curriculum that sets higher standards for educating young children, investing more than $1.3 million in books and new materials and nearly 20,000 hours of teacher training. For additional information, visit www.lapetite.com.
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CONTACT:
Neil P. Dyment
Voice: 312-798-1289